Exhibit 24.1

POWER OF ATTORNEY

Know all by these presents, that the undersigned (the “Stockholder”) hereby constitutes and appoints Charles Boehlke (the “Attorney-in-Fact”) the Stockholder’s true and lawful attorney-in-fact to:

(1)   execute for and on behalf of the Stockholder, in the Stockholder’s capacity as an officer and director of MSC Industrial Direct Co., Inc. (the “Company”), Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 (the “Act”) and the rules thereunder, and any other forms or reports the Stockholder may be required to file in connection with the Stockholder’s ownership, acquisition, or disposition of securities of the Company;

(2)     do and perform any and all acts for and on behalf of the Stockholder which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, or other form or report, and timely file such form or report with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(3)     take any other action of any type whatsoever in connection with the foregoing which, in the opinion of the Attorney-in-Fact, may be of benefit to, in the best interest of, or legally required by, the Stockholder, it being understood that the documents executed by the Attorney-in-Fact on behalf of the Stockholder pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as the Attorney-in-Fact may approve in the Attorney-in-Fact’s discretion.

The Stockholder hereby grants to the Attorney-in-Fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the Stockholder might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that the Attorney-in-Fact, or the Attorney-in-Fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.  The Stockholder acknowledges that the Attorney-in-Fact, in serving in such capacity at the request of the Stockholder, is not assuming, nor is the Company assuming, any of the Stockholder’s responsibilities to comply with Section 16 of the Act.

This Power of Attorney shall remain in full force and effect until the Stockholder is no longer required to file Forms 3, 4, and 5 with respect to the Stockholder’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the Stockholder in a signed writing delivered to the Attorney-in-Fact.

IN WITNESS WHEREOF, the Stockholder has caused this Power of Attorney to be executed as of this 29th day of June, 2007.

/s/ David Sandler
Signature

David Sandler
Print Name